Exhibit 10.1

Form of Repurchase Agreement

June 10, 2026

PURECYCLE TECHNOLOGIES, INC.

7.25% Convertible Senior Notes due 2030

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party selling Notes (as defined below), a “Holder”), hereby agrees to exchange for cash (the “Repurchase”), with PureCycle Technologies, Inc., a Delaware corporation (the “Company”), certain 7.25% Convertible Senior Notes due 2030, CUSIP 74623V AB9 and ISIN US74623VAB99 (the “Notes”) for the Repurchase Consideration (as defined below) pursuant to this repurchase agreement (this “Agreement”). The Holder understands that it is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Indenture dated as of August 24, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). References in this Agreement to “Holder” shall refer to each Holder, individually, and, where the context requires, all of them collectively.

1. Repurchase. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Holders, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Repurchased Notes”) for:

(a) An amount of cash as set forth on Exhibit A hereto (the “Cash Payment”); and

(b) An amount of cash equal to the accrued and unpaid interest in respect of the Holder’s Repurchased Notes from, and including, the most recent date on which interest thereon was paid, through but excluding, the Closing Date (together with the Cash Payment, the “Repurchase Consideration”).

The Investor agrees that it and any Holder shall not deliver a Notice of Conversion with respect to any Repurchased Notes and the Investor and each Holder shall hold the Repurchased Notes until the Closing (as defined below). In consideration for the performance of their obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Repurchase Consideration on the Closing Date (as defined below) to each Holder in exchange for its Repurchased Notes.

The Repurchase shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Repurchase Procedures”); provided that no delivery of the Repurchase Consideration will be made until the Repurchased Notes have been properly submitted for exchange in accordance with the Repurchase Procedures and no accrued interest will be payable by reason of any delay in making such delivery. The closing of the Repurchase (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on June 15, 2026 (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. On the Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Company from the Investor of the Repurchased Notes, the Company shall deliver the Repurchase Consideration by wire transfer to the account specified by the Investor for each relevant Holder in Exhibit B.1. All questions as to the form of all documents and the validity and acceptance of the Repurchased Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. Subject to the terms and conditions of this Agreement, upon the Closing, the Investor hereby, for itself and on behalf of its Accounts, (A) waives any and all other rights with respect to such Repurchased Notes and (B) releases and discharges the Company from any and all claims, actions, causes or rights, whether known or unknown, contingent or matured, that the Investor and its Accounts may now have, or may have in the future, arising out of, or related to, such Repurchased Notes.

2. Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Holders that:

(a) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own its properties and to carry on its business as now being conducted, except as would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or financial condition of the Company and its subsidiaries, taken as a whole. The Company is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Repurchase contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(c) This Agreement and consummation of the Repurchase will not violate, conflict with or result in a breach of or default under (i) the charter or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Holder herein, any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults are not material and would not, individually or in the aggregate materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any court, arbitrator or governmental entity or regulatory authority is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Repurchase, except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty or where such failure to obtain such consent is not material and would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(d) The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or transfer agent to be reasonably necessary to complete the Repurchase.

(e) Without the prior written consent of the Holder, the Company shall not disclose the name of the Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.

(f) The Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, on the first business day after the date hereof, the exchange of the Repurchased Notes as contemplated by this Agreement in a press release or Current Report on Form 8-K. The Company hereby acknowledges and agrees that any such press release or Current Report on Form 8-K will disclose all confidential information communicated by the Company to the Holder in connection with the Repurchase to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Repurchase or otherwise. Neither the Company nor any other person acting on its behalf has provided the Holder (or their agents or counsel) with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the transactions referenced in Section 3(u) below.

3. Representations and Warranties and Covenants of the Investor. As of the date hereof and as of the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Holders, represents and warrants to, and covenants with, the Company that:

(a) The Investor and each Holder is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The Investor has all requisite power and authority to execute and deliver this Agreement for itself and on behalf of the Holders, to perform its obligations hereunder, and to consummate the Repurchase contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Holder, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to this Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Repurchased Notes, as applicable.

(c) As of the date hereof and as of the Closing, each of the Holders is the sole legal and beneficial owner of the Repurchased Notes set forth on Exhibit A attached to this Agreement. When the Repurchased Notes are repurchased, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind. None of the Holders has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that a Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and other than the authority granted by the

Holders to the Investor, (i) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Repurchased Notes (other than to the Company pursuant hereto), or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Repurchased Notes.

(d) The execution, delivery and performance of this Agreement and consummation of the Repurchase will not violate, conflict with or result in a breach of or default under (i) the organizational documents of the Investor or any Holder, (ii) any agreement or instrument to which the Investor or any Holder is a party or by which the Investor or Holder or their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor or any Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults are not material and would not, individually or in the aggregate, materially impair the ability of the Investor or Holders to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Investor or any Holder in connection with the execution, delivery and performance by the Investor or any Holder of this Agreement and the consummation by the Holders of the Repurchase, except as may be made or obtained after the Closing without penalty or where such failure to obtain consents is not material and would not, individually or in the aggregate, reasonably be expected to have materially impaired the ability of the Holders to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(e) The Investor and each Holder will comply with all applicable laws and regulations in effect necessary for each Holder to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Holder is subject, and the Company shall have no responsibility therefor.

(f) The Investor and each Holder acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Repurchase other than the information set forth herein in connection with the Investor’s and each Holder’s examination of the Company and the terms of the Repurchase, and neither the Company nor Morgan Stanley & Co. LLC (“MS”) takes any responsibility for, and neither the Company nor MS can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Holder.

(g) The Investor and each Holder has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Repurchase. With the assistance of the Investor’s and each Holder’s own professional advisors, to the extent that the Investor and such Holder has deemed appropriate, each Holder has made its own legal, tax, accounting and financial evaluation of the consequences of the Repurchase and this Agreement and the Investor and Holder has made its own independent decision that the Repurchase is suitable and appropriate for the Investor and such Holder.

(h) The Investor confirms that it and each Holder is not relying on any communication (written or oral) of the Company, MS or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Repurchase Consideration in the Repurchase. It is understood that information provided by the Company, MS or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Repurchase, and that none of the Company, MS or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Holder in deciding to participate in the Repurchase.

(i) The Investor confirms that it and each Holder is not relying and has not relied, upon any statement (written or oral), advice (whether accounting, tax, financial, legal or other), representation or warranty by the Company or any of its affiliates or representatives, including, without limitation, MS, its affiliates and its directors, officers, employees, representatives and controlling persons, except for the representations and warranties made by the Company in this Agreement, and that the Investor has made its own independent decision that the terms of the Repurchase are suitable and appropriate for the Investor and the Holders.

(j) The Investor and each Holder is familiar with the business and financial condition and operations of the Company and the Investor and each Holder has had the opportunity to conduct its own investigation of the Company. The Investor and each Holder has had access to the Securities and Exchange Commission filings (the “SEC Filings”) of the Company and such other information concerning the Company as it deems necessary to enable it to make an informed investment decision concerning the Repurchase. The Investor and each Holder has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Repurchase.

(k) Each Holder is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each Holder agrees to furnish any additional information regarding such Holder reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Repurchase.

(l) The Investor acknowledges that the terms of the Repurchase have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Repurchase.

(m) The Investor acknowledges that it and each Holder had a sufficient amount of time to consider whether to participate in the Repurchase and that neither the Company nor MS has placed any pressure on the Investor or any Holder to respond to the opportunity to participate in the Repurchase.

(n) The Investor will, upon request, execute and deliver, for itself and on behalf of any Holder, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(o) No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Holders and the tax information and forms specified in Section 20.

(p) The Investor acknowledges and agrees that it and each Holder has not disclosed, and will not disclose, to any third party any information regarding the Repurchase, and has not transacted, and will not transact in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or MS with respect to the transactions contemplated by this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from MS) is made public.

(q) The Investor and each Holder acknowledges and the Investor agrees that MS has not acted as a financial advisor or fiduciary to the Investor or any Holder and that MS, its affiliates and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC Filings and make no representation or warranty to the Investor or any Holder, express or implied, with respect to the Company, the Repurchased Notes or the accuracy, completeness or adequacy of the information provided to the Investor or any Holder or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained herein or otherwise supplied to the Investor or any Holder or in connection with the Repurchase.

(r) The operations of the Investor and each Holder have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Holders are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(s) The Investor and each Holder is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.

(t) The Investor and each Holder understands that the Company, MS and others will rely upon the truth and accuracy of the representations, warranties, certifications and covenants in this Section 3 and in Section 20, and agrees that if any of the representations, warranties or certifications made or deemed to have been made by it or the Holders are no longer accurate, the Investor shall promptly notify the Company and MS prior to the Closing. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Holders’ representations, warranties and certifications contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Repurchased Notes, it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(u) The Investor and each Holder acknowledges that, concurrently with the Repurchase, the Company is conducting (i) an underwritten public offering of $145,000,000 of shares of common stock, par value $0.001 per share (the “Equity Offering”) and (ii) an underwritten public offering of $250,000,000 aggregate principal amount of 4.75% Convertible Senior Notes due 2032 (the “Notes Offering”). The Investor and each Holder further acknowledges that upon delivery of the Repurchase Consideration, the obligations of the Company to the Investor and Holder under the Repurchased Notes have been satisfied in full.

(v) Each Holder acknowledges and represents that none of MS, any of its affiliates or any of its or their control persons, officers, directors or employees shall be liable with respect to any transaction in connection with the Repurchase.

4. Conditions to Obligations of the Investor and the Company. The obligations of the Investor and the Holders and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) prior to or contemporaneously with the Closing, the Company shall have completed the closing of both the Equity Offering and the Notes Offering, (b) the representations and warranties of the Company contained in Section 2 hereof (with respect to the Investor and Holders) and of the Investor contained in Section 3 hereof (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (c) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

5. Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.

6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.

7. Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

9. Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10. Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11. Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

12. Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	PureCycle Technologies, Inc. 20 North Orange Avenue, Suite 106 Orlando, FL 32801 Attention: Brad Kalter [***]

with copies to (which shall not constitute notice):

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, GA 30361

Attention: Joel May [***] and Michael Andreani [***]

AND

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036

Attention: Mohimun Islam [***]

13. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company, the Investor and the Holders and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, the Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Repurchase pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.

15. Reliance by MS. MS may rely on each representation and warranty of the Company and the Investor, made on behalf of itself and each Holder, made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to MS. MS shall be a third-party beneficiary of this Agreement to the extent provided in this Section 15.

16. Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

17. Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Holders pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

18. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof) or by the Investor as specified in Section 1, and the Closing has not occurred on or before the tenth business day immediately following the date hereof without liability of either the Company or the Investor or the Holders, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or any of the Holders, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.

19. Withholding. The Company and its agents shall be entitled to deduct and withhold from any amounts payable or deliverable pursuant to this Agreement such amounts as are required (as determined in good faith by the applicable withholding agent) to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure or inability of the Investor (or Account(s) of the Investor, if applicable) to comply with the obligations set forth in Section 20), such amounts shall be treated for all purposes of this Agreement as having been paid or delivered to the Holder to whom such amounts otherwise would have been paid or delivered. The Investor further acknowledges that any Holder may be subject to U.S. federal withholding or backup withholding on certain payments made to such Holder unless such Holder properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

20. Required Tax Forms and Certifications. Without limiting the generality of Section 19:

(a) if a Holder is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Investor (on behalf of itself or the relevant Account, as applicable) shall deliver to the Company prior to the Closing an accurately completed and duly executed Internal Revenue Service (“IRS”) Form W-9 certifying that such Holder is exempt from backup withholding, or written notice of such Holder’s legal inability to provide such certification; or

(b) if a Holder is not a “United States person” (as defined in Section 7701(a) of the Code), the Investor (on behalf of itself or the relevant Account, as applicable) shall deliver to the Company prior to the Closing the U.S. tax forms set forth in clause (i) or (ii) below, as applicable (and, if applicable, hereby makes the certifications set forth in such clause), or shall provide the Company with written notice of such Holder’s legal inability to do so:

(i) in the case of such a Holder that is the beneficial owner of the Repurchased Notes, (A) an accurately completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, from such Holder, establishing an exemption from Sections 1471 to 1474 of the Code, and, if applicable, properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States, and, if such U.S. tax form does not otherwise establish a 0% U.S. withholding tax rate on the Repurchase Consideration paid or delivered to such Holder, (B) certification that the Holder fulfils the requirements of the “portfolio interest exemption” as set forth in Exhibit C; or

(ii) in the case of such a Holder that is not the beneficial owner of the Repurchased Notes, (A) an accurately completed and duly executed IRS Form W-8IMY from such Holder, accompanied by all required attachments, including one of the following forms from each partner/member of such Holder: (x) an accurately completed and duly executed IRS Form W-9 certifying that such partner/member is exempt from backup withholding, (y) an accurately completed and duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption of such partner/member from Sections 1471 to 1474 of the Code, and, if applicable, properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States, or (z) if such partner/member of the Holder is not the beneficial owner of the Repurchased Notes, an accurately completed and duly executed IRS Form W-8IMY from such partner/member, accompanied by all required attachments, including one of the foregoing from each of its partners/members as the beneficial owners of the Repurchased Notes, and, if any such U.S. tax forms do not otherwise establish a 0% U.S. withholding tax rate on the Repurchase Consideration paid or delivered to such Holder, (B) certification that the Holder and each partner/member that is a beneficial owner of the Repurchased Notes fulfil the requirements of the “portfolio interest exemption” as set forth in Exhibit C.

Without limiting the generality of the foregoing, each Holder hereby represents that it is able to receive any Repurchase Consideration hereunder (including any amounts or entitlements attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide the U.S. tax forms and required attachments indicating the same, and, where relevant, makes the certifications set forth in Exhibit C that the Holder and any partner/member thereof fulfil the requirements of the “portfolio interest exemption”, and agrees to hold the Company and its agents harmless for the breach of such representation.

21. Any forms, certificates and other documents required to be delivered to the Company pursuant to Section 20 shall be delivered to the Company at or prior to the Closing in accordance with Section 12.

22. Section and Other Headings. The section and other headings contained in Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
PURECYCLE TECHNOLOGIES, INC.

By
Name: Dustin Olson Title: Chief Executive Officer

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:

, in its capacity as described in the first paragraph hereof

By
Name: Title:

EXHIBIT A

Holder Information

Holder Name, Address, Email and Phone Number	Repurchased Notes[1]	Cash Payment[2] [A]	Accrued Interest [B]	Repurchase Consideration [A + B]

[1]	Insert aggregate principal of Repurchased Notes to be repurchased.
[2]	To include cash payable (including in respect of principal and fractional shares) but excluding accrued interest.

A-1

EXHIBIT B.1

Holder:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Repurchased Notes:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
Account # at Bank/Broker:

Wire instructions for Repurchase Consideration:

Bank Name:
Bank Address:
ABA Routing Number:
Account Name:
Account Number:
Contact Person:
FFC Account Name
FFC Account # at Bank/Broker:

B.1-1

EXHIBIT B.2

Repurchase Procedures

NOTICE TO INVESTOR

These are the Repurchase Procedures for the settlement of the exchange of 7.25% Convertible Senior Notes due 2030, CUSIP 74623V AB9 and ISIN US74623VAB99 (the “Repurchased Notes”) of PureCycle Technologies Inc., a Delaware corporation (the “Company”), which is expected to occur on or about June 15, 2026. To ensure timely settlement for the Repurchase Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Repurchase Consideration.

If you have any questions, please contact Mohimun Islam of Morgan Stanley & Co. LLC at Email: [***]; Phone: [***].

To deliver Repurchased Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Repurchased Notes on June 15, 2026, no later than 9:00 a.m., New York City time, to post a withdrawal request through DTC for the aggregate principal amount of Repurchased Notes set forth on Exhibit A of the Agreement to be exchanged for Repurchase Consideration. It is important that this instruction be submitted and the one-sided DWAC withdrawal (not a deliver vs. payment or free delivery) is posted on June 15, 2026.

To receive Repurchase Consideration:

You must provide valid wire instructions to the Company.

Closing: On June 15, 2026, after the Company receives your Repurchased Notes and your delivery instructions and a withdrawal request in respect of the Repurchased Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Repurchase Agreement, the Company will deliver the Repurchase Consideration in respect of the Repurchased Notes in accordance with the delivery instructions above.

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EXHIBIT C

Portfolio Interest Tax Certification

Under U.S. federal income tax law, a Holder that exchanges Repurchased Notes for the Repurchase Consideration and is otherwise not eligible to provide an IRS Form W-9 may be subject to U.S. federal withholding tax on payments or deliveries attributable to accrued and unpaid interest unless such Holder establishes an exemption from such U.S. federal withholding tax. To the extent required by Section 20 of this Agreement, each Holder hereby claims an exemption under the so-called “portfolio interest exemption” and represents and certifies as to the statements in clause A below (along with providing the applicable IRS Form W-8 and required attachments). However, if the Holder is an intermediary, a foreign partnership or other flow-through entity, then the adjustments in clauses B and C will also be made to the statements in clause A below.

A.	The following representation will be provided as applied to the Holder and/or, as applicable, the partners/members that are the beneficial owners of the Repurchased Notes:

I.	It is the sole record and beneficial owner of the Repurchased Notes in respect of which it is providing this certification.

II.

It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

B.	The following representation will be provided as applied to the Holder:

•	record ownership under Clause I.

C.	The following representations will be provided as applied to the partners/members that are beneficial owners of the Repurchased Notes claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

•	the status in Clause IV.

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